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                                                                     Exhibit 4.3



                      WARRANT REGISTRATION RIGHTS AGREEMENT


                         DATED AS OF SEPTEMBER 29, 1999


                                 BY AND BETWEEN

                               INSTRON CORPORATION

                                       AND

                          DONALDSON, LUFKIN & JENRETTE
                             SECURITIES CORPORATION


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         This Warrant Registration Rights Agreement (the "AGREEMENT") is made and entered into as of September 29, 1999, by and between Instron Corporation, a Massachusetts corporation (the "COMPANY") and Donaldson, Lufkin & Jenrette Securities Corporation (the "INITIAL PURCHASER"), who has agreed to purchase an aggregate of 60,000 Units, each consisting of $1,000 in aggregate principal amount of the Company's 13 1/4% Senior Subordinated Notes due 2009 (the "NOTES") and warrants (the "WARRANTS") to initially purchase 30,654 shares of the Company's Common Stock, pursuant to the Purchase Agreement (as defined below).

         This Agreement is made pursuant to the Purchase Agreement (the "PURCHASE AGREEMENT"), dated as of September 24, 1999, by and among the Company, the Subsidiary Guarantors set forth therein and the Initial Purchaser. In order to induce the Initial Purchaser to purchase the Units, the Company has agreed to provide the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the obligations of the Initial Purchaser set forth in Section 3 of the Purchase Agreement. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Purchase Agreement.

         The parties hereby agree as follows:

SECTION 1. DEFINITIONS.

         As used in this Agreement, the following capitalized terms shall have the following meanings:

         ACT: The Securities Act of 1933, as amended.

         AFFILIATE: As defined in Rule 144 of the Act.

         CLOSING DATE: The date hereof.

         COMMON STOCK: The common stock, par value $0.01 per share, of the Company.

         DEMAND EVENT: The earlier to occur of (a) 180 days after the date on which an initial Public Equity Offering and (b) the date on which any class of common stock of the Company is listed on a national securities exchange or authorized for quotation on the Nasdaq National Market System, other than in connection with the Public Equity Offering referred to in clause (a) of this definition.

         DEMAND REGISTRATION: As defined in Section 5 of this Agreement.

         EXCHANGE ACT: The Securities Exchange Act of 1934, as amended.

         HOLDERS: As defined in Section 2 hereof.

         INITIATING HOLDERS: One or more Holders owning individually or in the aggregate not less than the Requisite Securities.

         PERSON: Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

         PIGGY-BACK REGISTRATION. As defined in Section 6 of this Agreement.


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         PROSPECTUS: The prospectus included in a Registration Statement at the time such Registration Statement is declared effective, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such prospectus.

         PUBLIC EQUITY OFFERING: means an underwritten offering of Common Stock pursuant to a registration statement that has been declared effective by the SEC pursuant to the Act (other than a registration statement on Form S-8 or otherwise relating to equity securities issuable under any employee benefit plan of the Company).

         REGISTRABLE SECURITIES: Any of (i) the Warrant Shares (whether or not the related Warrants have been exercised) and (ii) any other securities issued or issuable with respect to any Warrant Shares by way of stock dividends or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (a) a Registration Statement with respect to the offering of such securities by the Holder thereof shall have been declared effective under the Securities Act and such securities shall have been disposed of by such Holder pursuant to such Registration Statement, (b) such securities have been sold to the public pursuant to Rule 144(k) (or any similar provisions then in force, but not Rule 144A) promulgated under the Securities Act, (c) such securities shall have been otherwise transferred by the Holder thereof and new certificates for such securities not bearing a legend restricting further transfer shall have been delivered by the Company or its transfer agent and subsequent disposition of such securities shall not require registration or qualification under the Securities Act or any similar state law then in force or (d) such securities shall have ceased to be outstanding.

         REGISTRATION EXPENSES: All expenses incident to the Company's performance of or compliance with this Agreement, including, without limitation, all SEC and stock exchange or National Association of Securities Dealers, Inc. registration and filing fees and expenses, fees and expenses of compliance with securities or blue sky laws (including, without limitation, reasonable fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities), preparing, printing, filing, duplicating and distributing the Registration Statement and the related prospectus, the cost of printing stock certificates, the cost and charges of any transfer agent, rating agency fees, printing expenses, messenger, telephone and delivery expenses, reasonable fees and disbursements of counsel for the Company and all independent certified public accountants, the fees and disbursements of underwriters customarily paid by issuers or sellers of securities (but not including any underwriting discounts or commissions or transfer taxes, if any, attributable to the sale of Registrable Securities by Selling Holders), and reasonable fees and expenses of one counsel for the Holders.

         REGISTRATION STATEMENT: Any registration statement of the Company relating to the registration for resale of Registrable Securities that is filed pursuant to the provisions of this Agreement and including the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and all material incorporated by reference therein.

         REQUISITE SECURITIES: A number of Registrable Securities equal to not less than 25% of the then Registrable Securities held in aggregate by all Holders.

         SEC: The Securities and Exchange Commission.



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         SELLING HOLDER: A Holder who is selling Registrable Securities in accordance with the provisions of this Agreement.

         WARRANTS: The warrants of the Company issued and sold pursuant to the Purchase Agreement and the Warrant Agreement, together with any warrants issued in substitution or replacement therefor.

         WARRANT AGREEMENT: The Warrant Agreement dated the Closing Date by and between the Company and Norwest Bank Minnesota, National Association, as Warrant Agent.

         WARRANT SHARES: The Common Stock or other securities that any Holder may acquire upon exercise of a Warrant, together with any other securities which such Holder may acquire on account of any such securities, including, without limitation, as the result of any dividend or other distribution on Common Stock or any split-up of such Common Stock as provided for in the Warrant Agreement.

SECTION 2. SECURITIES SUBJECT TO THIS AGREEMENT.

         Holders of Registrable Securities. A Person is deemed to be a Holder of Registrable Securities (a "HOLDER") whenever such Person owns Registrable Securities or has the right to acquire such Registrable Securities, whether or not such acquisition has actually been effected.

SECTION 3. INTENTIONALLY OMMITED

SECTION 4. REGISTRATION PROCEDURES.

         In connection with any Demand Registration or Piggy-Back Registration, the Company shall (provided that it will not be required to take any action pursuant to this Section 4 that would, in the written opinion of counsel for the Company, violate applicable law):

         (a) Use commercially reasonable best efforts to effect such registration to permit the sale of the Registrable Securities being sold in accordance with the intended method or methods of distribution thereof, and pursuant thereto the Company will prepare and file with the SEC a Registration Statement relating to the registration on any appropriate form under the Act, which form shall be available for the sale of the Registrable Securities in accordance with the intended method or methods of distribution thereof within the time periods and otherwise in accordance with the provisions hereof;

         (b) Promptly prior to the filing of any document that is to be incorporated by reference into a Registration Statement or related Prospectus, provide copies of such document to each Selling Holder in connection with such sale, if any, and make the Company's representatives reasonably available during normal business hours for discussion of such document and other customary due diligence matters, and include such information in such document prior to the filing thereof as such Selling Holders may reasonably request;

         (c) Make available, during reasonable business hours, for inspection by each Holder and any attorney or accountant retained by such Holders, all financial and other records, pertinent corporate documents of the Company as shall be reasonably necessary to enable them to exercise any applicable due diligence responsibilities and cause the Company's officers, directors and employees to supply all information reasonably requested by any such Holder, attorney or accountant in connection with such Registration Statement or any post-effective amendment thereto subsequent to the filing thereof and prior to its effectiveness. Information that the Company determines, in good faith, to be confidential and any



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information that it notifies the Holders is confidential shall not be disclosed by the Holders unless (i) the disclosure of such information is necessary to avoid or correct a material misstatement or material omission in such Registration Statement, (ii) the release of such information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, (iii) disclosure of such information is, in the opinion of counsel for any Holder, necessary in connection with any action, claim, suit or proceeding, directly or indirectly, involving or potentially involving such Holder and arising out of, based upon, relating to, or involving this agreement, or any transactions contemplated hereby or arising hereunder, or (iv) the information has been made generally available to the public. Each Selling Holder and its representatives will be required to agree that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any market transaction in the securities of the Company or for any other purpose other than customary due diligence unless and until such information is generally available to the public. Each Selling Holder and its representatives will be required to further agree that it will, upon learning that disclosure of such information is sought in a court of competent jurisdiction, give notice to the Company and allow the Company to undertake appropriate action to prevent disclosure of the information deemed confidential;

         (d) If requested by any Holders in connection with such exchange or sale, promptly include in any Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such Holders may reasonably request to have included therein, including, without limitation, information relating to the "Plan of Distribution" of the Registrable Securities; and make all required filings of such Prospectus supplement or post-effective amendment as soon as reasonably practicable after the Company is notified of the matters to be included in such Prospectus supplement or post-effective amendment;

         (e) In connection with any Demand Registration and, to the extent the participants other than Holders of Registrable Securities in a Piggy-Back Registration receive any items set forth in this Section 4(e), in connection with a Piggy-Back Registration, upon the request of the Holders of not less than the Requisite Securities, enter into such agreements (including underwriting agreements) and make such representations and warranties and take all such other actions in connection therewith in order to expedite or facilitate the disposition of the Registrable Securities pursuant to any applicable Registration Statement contemplated by this Agreement as may be reasonably requested by any Holder in connection with any sale or resale pursuant to any applicable Registration Statement. In such connection, the Company shall:

                  (i) upon request of the Holders of not less than the Requisite Securities, furnish (or in the case of paragraphs (B) and (C), use its best efforts to cause to be furnished) to each Holder, upon the effectiveness of the Registration Statement:

                           (A) a certificate, dated such date, signed on behalf
                  of the Company by (x) the President or any Vice President and
                  (y) a principal financial or accounting officer of the Company, confirming, as of the date thereof, the matters set forth in Sections 6(y), 9(a) and 9(b) of the Purchase Agreement and such other similar matters as such Holders may reasonably request;

                           (B) an opinion, dated the date of effectiveness of
                  the Registration Statement, as the case may be, of counsel for the Company covering matters similar to those set forth in Exhibits C and D to the of the Purchase Agreement; and

                           (C) a customary comfort letter, dated the date of
                  effectiveness of the Registration Statement, as the case may be, from the Company's independent



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                  accountants, in the customary form and covering matters of the type customarily covered in comfort letters to underwriters in connection with underwritten offerings, and affirming the matters set forth in the comfort letters delivered pursuant to
                  Section 9(h) of the Purchase Agreement; and

                  (ii) deliver such other documents and certificates as may be reasonably requested by the Selling Holders to evidence compliance with the matters covered in clause (i) above and with any customary conditions contained in any agreement entered into by the Company pursuant to this clause (e);

         (f) Use its best efforts to keep such Registration Statement continuously effective and provide all requisite financial statements for the period specified in Section 5 or 6 of this Agreement, as applicable. Upon the occurrence of any event that would cause any such Registration Statement or the Prospectus contained therein (i) to contain an untrue statement of material fact or omit to state any material fact necessary to make the statements therein not misleading or (ii) not to be effective and usable for resale of Registrable Securities during the period required by this Agreement, the Company shall file promptly an appropriate amendment to such Registration Statement curing such defect, and, if SEC review is required, use their respective best efforts to cause such amendment to be declared effective as soon as practicable;

         (g) Prepare and file with the SEC such amendments and post-effective amendments to the applicable Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period set forth in
Section 5 or 6 hereof, as the case may be; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Act, and to comply fully with Rules 424, 430A and 462, as applicable, under the Act in a timely manner; and comply with the provisions of the Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

         (h) Advise each Holder promptly and, if requested by such Holder, confirm such advice in writing, (i) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any applicable Registration Statement or any post-effective amendment thereto, when the same has become effective, (ii) of any request by the SEC for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement under the Act or of the suspension by any state securities commission of the qualification of the Registrable Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, (iv) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement thereto or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Registration Statement in order to make the statements therein not misleading, or that requires the making of any additions to or changes in the Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If at any time the SEC shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Registrable Securities under state securities or Blue Sky laws, the shall use its best efforts to obtain the withdrawal or lifting of such order at the earliest possible time;



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         (i) Subject to Section 4(f), if any fact or event contemplated by
Section 4(h)(iv) above shall exist or have occurred, prepare a supplement or post-effective amendment to the Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Registrable Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

         (j) Furnish to each Selling Holder in connection with such sale, if any, before filing with the SEC, copies of any Registration Statement or any related Prospectus included therein or any amendments or supplements to any such Registration Statement or Prospectus (including all documents incorporated by reference after the initial filing of such Registration Statement), which documents will be subject to the review and comment of such Holders in connection with such sale, if any, for a period of at least five business days, and, in connection with any Demand Registration, the Company will not file any such Registration Statement or related Prospectus or any amendment or supplement to any such Registration Statement or Prospectus (including all such documents incorporated by reference) to which such Selling Holders shall reasonably object within five business days after the receipt thereof. A Selling Holder shall be deemed to have reasonably objected to such filing if such Registration Statement, amendment, related Prospectus or supplement, as applicable, as proposed to be filed, contains an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading or fails to comply with the applicable requirements of the Act;

         (k) Furnish to each Holder who requests in connection with such sale, without charge, at least one copy of the Registration Statement, as first filed with the SEC, and of each amendment thereto, including all documents incorporated by reference therein and all exhibits (including exhibits incorporated therein by reference);

         (l) Deliver to each Holder without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons reasonably may request; the Company hereby consents to the use (in accordance with law) of the Prospectus and any amendment or supplement thereto by each Selling Holder in connection with the offering and the sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto;

         (m) Prior to any public offering of Registrable Securities, cooperate with the Selling Holders and their counsel in connection with the registration and qualification of the Registrable Securities under the securities or Blue Sky laws of such jurisdictions as the Selling Holders may request and do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the applicable Registration Statement; provided, however, that the Company shall not be required to register or qualify as a foreign corporation where it is not now so qualified or to take any action that would subject it to the service of process in suits or to taxation, other than as to matters and transactions relating to the Registration Statement, in any jurisdiction where it is not now so subject;

         (n) In connection with any sale of Registrable Securities that will result in such securities no longer being Registrable Securities, cooperate with the Selling Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and to register such Registrable Securities in such denominations and such names as the Selling Holders may request at least two business days prior to such sale of Registrable Securities;


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         (o) Use their respective best efforts to cause the disposition of the
Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities, subject to the proviso contained in clause
(m)above;

         (p) Provide a CUSIP number for all Registrable Securities not later than the effective date of a Registration Statement covering such Registrable Securities and provide the Warrant Agent under the Warrant Agreement with printed certificates for the Registrable Securities that are in a form eligible for deposit with the Depository Trust Company;

         (q) Otherwise use its commercially reasonable best efforts to comply with all applicable rules and regulations of the SEC, and make generally available to its security holders with regard to any applicable Registration Statement, as soon as practicable, a consolidated earnings statement meeting the requirements of Rule 158 (which need not be audited) covering a twelve-month period beginning after the effective date of the Registration Statement (as such term is defined in paragraph (c) of Rule 158 under the Act);

         (r) Provide promptly to each Holder, upon request, each document filed with the SEC pursuant to the requirements of Section 13 or Section 15(d) of the Exchange Act;

         (s) Use its commercially reasonable best efforts to cause the Warrant Shares issuable upon exercise of the Warrants to be quoted or listed on any exchange upon which the Company's Common Stock is then quoted or listed; and

         (t) Use its commercially reasonable best efforts to take all other steps reasonably necessary to effect the registration, offering and sale of the Registrable Securities covered by the Registration Statement.

         The Company may require each Selling Holder as to which any registration is being effected to furnish to the Company such information regarding the distribution of such Registrable Securities as is required by law to be disclosed in the applicable Registration Statement, and the Company may exclude from such registration the Registrable Securities of any Selling Holder who unreasonably fails to furnish such information promptly after receiving such request.

         If any such Registration Statement refers to any Holder by name or otherwise as the holder or any securities of the Company, then such Holder shall have the right to require (i) the insertion therein of language, in form and substance reasonably satisfactory to such Holder, to the effect that the holding by such Holder of such securities is not to be construed as a recommendation by such Holder of the investment quality of the Company's securities covered thereby and that such holding does not imply that such Holder will assist in meeting any future financial requirements of the Company, or (ii) in the event that such reference to such Holder by name or otherwise is not required by the Securities Act or any similar Federal statute then in force, the deletion of the reference to such Holder in any amendment or supplement to the Registration Statement filed or prepared subsequent to the time that such reference ceases to be required.

         Each Holder agrees by acquisition of a Registrable Security that, upon receipt of the notice referred to in Section 4(h)(iii) or any notice from the Company of the existence of any fact of the kind described in Section 4(h)(iv) hereof (in each case, a "SUSPENSION NOTICE"), such Holder will forthwith discontinue disposition of Registrable Securities pursuant to the applicable Registration Statement until (i) such Holder has received copies of the supplemented or amended Prospectus



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contemplated by Section 4(i) hereof, or (ii) such Holder is advised in writing by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus (in each case, the "RECOMMENCEMENT DATE"). Each Holder receiving a Suspension Notice hereby agrees that it will either (i) destroy any Prospectuses, other than permanent file copies, then in such Holder's possession which have been replaced by the Company with more recently dated Prospectuses or (ii) deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such Holder's possession of the Prospectus covering such Registrable Securities that was current at the time of receipt of the Suspension Notice. The time period regarding the effectiveness of such Registration Statement set forth in Section 5 or 6 hereof, as applicable, shall be extended by a number of days equal to the number of days in the period from and including the date of delivery of the Suspension Notice to the date of delivery of the Recommencement Date.

         Notwithstanding any of the foregoing provisions of this Section 4 and subject to Section 6 hereof, in the case of any Piggy-Back Registration, the Company shall be deemed to have complied with the requirements of this Section 4 in respect of the Holders of Registrable Securities if (i) the Company follows the same registration procedures with respect to the Registrable Securities subject to such Piggy-Back Registration as the Company follows with respect to the other securities included in such registration (including any securities offered by the Company) and (ii) only if there are participants in the Piggy-Back Registration other than the Company or the Holders of the Registrable Securities, the Company provides the Holders of such Registrable Securities with the same rights with respect such registration procedures as are provided to the other participants in such Piggy-Back Registration.

SECTION 5. DEMAND REGISTRATION.

         (a) After the occurrence of a Demand Event, one or more Initiating Holders owning individually or in the aggregate not less than the Requisite Securities may request in writing that the Company effect the registration under the Securities Act of all or part of such Initiating Holders' Registrable Securities and shall specify the number of Registrable Securities proposed to be sold and the intended method of disposition thereof (the "DEMAND REQUEST"). The Company will give written notice of the Demand Request to all registered holders of Registrable Securities within 10 days of receipt thereof. Within 120 days of receipt of the Demand Request the Company will, subject to the terms of this Agreement, file a Registration Statement and use its best efforts to effect the registration under the Securities Act of:

                  (i) the Registrable Securities which the Company has been so requested to register by such Initiating Holders for disposition in accordance with the intended method of disposition stated in such request;

                  (ii) all other Registrable Securities, the Holders of which shall have made a written request to the Company for registration thereof within 20 days after the giving of such written notice by the Company (which request shall specify the number of Registrable Securities proposed to be sold and the intended method of disposition of such Registrable Securities); and

                  (iii) all shares of securities that the Company or any other stockholder may elect to register in connection with the offering of Registrable Securities pursuant to this Section 5,

all to the extent requisite to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities and the additional securities so to be registered.



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         (b) Registration under this Section 5 (the "DEMAND REGISTRATION") shall be on such appropriate registration form of the SEC (i) as shall be selected by the Company and (ii) as shall permit the disposition of such Registrable Securities in accordance with the intended method or methods of disposition specified in their request for such registration.

         (c) The Company will pay all Registration Expenses in connection with any registration requested pursuant to this Section 5. The Selling Holders shall pay the underwriting discounts, commissions, and transfer taxes, if any, in connection with the Registration Statement requested under this Section 5, which costs shall be allocated pro rata among all Selling Holders on whose behalf Registrable Securities of the Company are included in such registration on the basis of the respective amounts of the Registrable Securities then being registered on their behalf.

         (d) The Holders shall be entitled to request one (1) registration pursuant to this Section 5. A Registration Statement requested pursuant to this
Section 5 shall not be deemed to have been effected (i) unless a Registration Statement with respect thereto has been declared effective by the SEC and (ii) the Company has complied in a timely manner and in all material respects with all of its obligations under this Agreement; provided, (i) if, after such Registration Statement has become effective, the offering of Warrant Shares pursuant to such Registration Statement is or becomes subject to any stop order, injunction or other order or requirement of the SEC or other governmental or administrative agency or court that prevents, restrains or otherwise limits the sale of Warrant Shares under such Registration Statement for any reason, other than by reason of some act or omission by any Holder participating in such registration, and does not become effective within a reasonable period of time thereafter, such period not to exceed 60 days from the date of such stop order, injunction, or other governmental order or requirement or (ii) the Registration Statement does not remain effective under the Securities Act until at least the earlier of (A) an aggregate of 180 days after the effective date thereof or (B) the consummation of the distribution by the Selling Holders of all of the Registrable Securities covered thereby. For purposes of calculation the 180-day period referred to in the preceding sentence, any period of time during which such Registration Statement was not in effect shall be excluded. The Holders shall be permitted to withdraw all or any part of the Registrable Securities from a Demand Registration at any time prior to the effective date of such Demand Registration.

         (e) If a requested registration pursuant to this Section 5 involves an underwritten offering, and the managing underwriter or underwriters shall advise the Company in writing (with a copy to each Holder requesting registration) that, in such managing underwriter's or underwriters' opinion, the number of securities requested to be included in such registration (including securities of the Company which are not Registrable Securities) is such as to adversely affect the success of such offering, including the price at which such securities can be sold, then the Company will include in such registration, to the extent of the number which the Company is so advised can be sold in such offering, (i) first, Registrable Securities requested to be included in such registration by the Holders, pro rata among such holders requesting such registration on the basis of the number of such securities requested to be included by such Holders and (ii) second, securities held by other Persons, including the Company. If more than 10% of the securities of the Holders have been excluded from a Registration Statement pursuant to the provisions of this
Section 5(e), then such registration shall not count toward determining whether the Company has satisfied its obligation to effect one Demand Registration pursuant to this Section 5 with respect to such securities.

         (f) If the Company receives a Demand Request during a "lock-up" or "black out" period (the "LOCK UP PERIOD") imposed on the Company pursuant to or in connection with any underwriting or purchase agreement relating to a Rule 144A offering or a registered public offering of Common Stock or securities convertible into or exchangeable for Common Stock, the Company shall not be required to



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notify holders of Registrable Securities pursuant to Section 5(a) hereof or file a Registration Statement prior to the end of the Lock Up Period; provided, that such Lock Up Period shall not exceed 90 days or, in the case of the Company's initial Public Equity Offering, 180 days. The Company shall use all commercially reasonable best efforts to cause the Registration Statement to become effective no later than the later of (i) 180 days after receipt of the Demand Request or
(ii) 60 days after the end of the Lock Up Period. The Company shall notify the holders of Registrable Securities within 10 days of the imposition of any Lock
Up Period on the Company.

SECTION 6. PIGGY-BACK REGISTRATION.

         (a) If the Company proposes to file a Registration Statement under the Securities Act with respect to an offering by the Company for its own account or for the account of any of the holders of any class of its Common Stock (other than (i) a Registration Statement on Form S-4 or S-8 (or any substitute form that may be adopted by the SEC), (ii) a Registration Statement filed in connection with an exchange offer or offering of securities solely to the Company's existing security holders or (iii) a Registration Statement concerning Common Stock offered to employees of the Company or its subsidiaries), then the Company shall give written notice of such proposed filing to the Holders as soon as practicable (but in no event fewer than 10 days before the anticipated filing date), and such notice shall offer such Holders the opportunity to register such number of Registrable Securities as each such Holder may request in writing within 20 days after receipt of such written notice from the Company (which request shall specify the Warrant Shares intended to be disposed of by such Selling Holder) (a "PIGGY-BACK REGISTRATION"). Upon the written request of any such Holder made within 20 days after the receipt of any such notice (which request shall specify the number of Registrable Securities intended to be disposed of by such Holder and the intended method of disposition thereof), the Company will, subject to the terms of this Agreement, effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by the Holders thereof, to the extent requisite to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered, by inclusion of such Registrable Securities in the registration statement that covers the securities which the Company proposes to register, provided that, if at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason either not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to each Holder and, thereupon, (i) in the case of a determination not to register shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith), without prejudice, however, to the rights of any holder or holders of Registrable Securities entitled to do so to request that such registration be effected as a registration under Section 5, and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities, for the same period as the delay in registering such other securities. No registration effected under this Section 6 shall relieve the Company of its obligation to effect any registration upon request under
Section 5, nor shall any such registration hereunder be deemed to have been effected pursuant to Section 5. The Company shall use its best efforts to keep such Piggy-Back Registration continuously effective under the Securities Act until the earlier of (A) an aggregate of 90 days after the effective date thereof or (B) the consummation of the distribution by the Holders of all of the Registrable Securities covered thereby.

         (b) The Company shall use its reasonable efforts to cause the managing underwriter or underwriters of such proposed offering to permit the Registrable Securities requested to be included in a Piggy-Back Registration to be included in the same terms and conditions as any similar securities of the Company or any other security holder included therein and to permit the sale or other disposition of such

Registrable Securities in accordance with the intended method of distribution thereof. The Selling Holders shall enter into reasonable and customary underwriting agreements in connection with any such underwritten registration. Any Selling Holder shall have the right to withdraw its request for inclusion of its Registrable Securities in any Registration Statement pursuant to these provisions by giving written notice to the Company of its request to withdraw prior to the effective date of such registration statement. The Company may withdraw a Piggy-Back Registration at any time prior to the time it becomes effective or the Company may elect to delay the registration; provided, however, that the Company shall give prompt written notice thereof to participating Holders.

         (c) The Company will pay all Registration Expenses in connection with registration of Registrable Securities requested pursuant to this Section 6 and the Selling Holders shall pay the underwriting discounts, commissions, and transfer taxes, if any, relating to the sale of such Selling Holders' Registrable Securities pursuant to this Section 6, such costs being allocated pro rata among all Selling Holders on whose behalf Registrable Securities of the Company are included in such registration on the basis of the respective amounts of Registrable Securities then being registered on their behalf.

         (d) Priority in Piggy-Back Registrations. If a registration pursuant to this Section 6 involves an underwritten offering of the securities so being registered, whether or not for sale for the account of the Company, the Company will, if requested by any Holder and subject to the provisions of this Section 6, use its reasonable efforts to arrange for such underwriters to include all the Registrable Securities to be offered and sold by such Holder among the securities to be distributed by such underwriters. Notwithstanding anything to the contrary, if the managing underwriter of such underwritten offering shall, in writing, inform the Holders requesting such registration and the holders of any of the Company's other securities which shall have exercised registration rights in respect of such underwritten offering of its belief that the number of securities requested to be included in such registration (including securities of the Company that are not Registrable Securities) is such as to adversely affect the success of such offering, including the price at which such securities can be sold in (or during the time of) such offering, then the Company will be required to include in such registration statement only the amount of securities that it is so advised should be included in such registration. In such event, (x) in cases initially involving the registration for sale of securities for the Company's own account, securities shall be registered in such offering in the following order of priority: (i) first, the securities that the Company proposes to register, and (ii) second, the securities that have been requested to be included in such registration by Holders and by Persons entitled to exercise "piggy-back" registration rights pursuant to contractual commitments of the Company (pro rata on the amount of securities sought to be registered by such Holders and Persons) and (y) in cases not initially involving the registration for sale of securities for the Company's own account, securities shall be registered in such offering as follows: (i) first, the securities of any person whose exercise of a "demand" registration right pursuant to a contractual commitment of the Company is the basis for the registration (provided that if such person is a Holder, there shall be no priority as among Holders and Registrable Securities sought to be included by Holders shall be included pro rata based on the amount of securities sought to be registered by such persons), (ii) second, the securities that have been requested to be included in such registration by Holders and other persons entitled to exercise "piggy-back" registration rights pursuant to contractual commitments (pro rata based on the amount of securities sought to be registered by such Holders and persons) and (iii) third, the securities which the Company proposes to register.

SECTION 7. LIMITATIONS, CONDITIONS AND QUALIFICATIONS TO OBLIGATIONS UNDER
           REGISTRATION COVENANTS.

         The obligations of the Company described in Sections 5 and 6 of this Agreement are subject to each of the following limitations, conditions and qualifications:

         (a) The Company shall not be required to file a Registration Statement pursuant to a request for a Demand Registration if the Company has in effect a shelf registration statement which is available to the Holders.

         (b) Subject to the next sentence of this paragraph, the Company shall be entitled to postpone, for a reasonable period of time, the filing of effectiveness of, or suspend the rights of any Holder to make sales pursuant to, any Registration Statement otherwise required to be prepared, filed and made and kept effective by it under the registration covenants described in Section 5 hereof; provided, however, that the duration of such postponement or suspension may not exceed 45 days with respect to the Demand Registration. Such postponement or suspension may only be effected if (i) an event or circumstance occurs and is continuing as a result of which such Registration Statement, any related Prospectus or any document incorporated therein by reference as then amended or supplemented or proposed to be filed would, in the Company's good faith judgment, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and (ii)(A) the Company determines in its good faith judgment that the disclosure of the event at that time would have a material adverse effect on the business, operations or prospects of the Company or (B) the disclosure otherwise relates to a material business transaction or development that has not yet been publicly disclosed. If the Company shall so postpone the filing or effectiveness of, or suspend the rights of any Holders to make sales pursuant to, a Registration Statement it shall, as promptly as possible, notify any Selling Holders of such determination, and the Selling Holders shall (x) have the right, in the case of a postponement of the filing or effectiveness of a Registration Statement, upon the affirmation vote of the Selling Holders of not less than a majority of the Registrable Securities to be included in such Registration Statement, to withdraw the request for registration by giving written notice to the Company within 10 days after receipt of such notice, or (y) in the case of a suspension of the right to make sales, receive an extension of the registration period equal to the number of days of the suspension. Any Demand Registration as to which the withdrawal election referred to in the preceding sentence has been effected shall not be counted for purposes of the Demand Registration referred to in Section 5 hereof. The time period regarding the effectiveness of any Registration Statement pursuant to Section 5 or 6 hereof, as applicable, shall be extended by a number of days equal to the number of days in the suspension period described in this Section 7(b).

         (c) The Company shall not be required by this Agreement to include securities in a Registration Statement relating to a Piggy-back Registration above if (i) in the written opinion of counsel to the Company, addressed to the Holders seeking registration and delivered to them, the Holders of such securities seeking registration would be free to sell all such securities within the succeeding three-month period, without registration, under Rule 144 under the Securities Act, which opinion may be based in part upon the representation by the Holders of such securities seeking registration, which registration shall not be unreasonably withheld, that each such Holder is not an affiliate of the Company within the meaning of the Securities Act, and (ii) all requirements under the Securities Act for effecting such sales are satisfied at such time.

         (d) The Company's obligations shall be subject to the obligations of the Selling Holders to furnish all information and materials and not to take any and all actions as may be required under Federal and state securities laws and regulations to permit the Company to comply with all applicable requirements of the SEC and to obtain any acceleration of the effective date of such Registration Statement.

         (e) The Company shall not be obligated to cause any special audit to be undertaken in connection with any registration pursuant to this Agreement unless such audit is requested by the underwriters with respect to such registration.

         (f) Each Holder of Registrable Securities agrees, if an to the extent reasonably requested by the managing underwriter or underwriters in a Public Equity Offering, not to effect any public sale or distribution of Registrable Securities, including a sale pursuant to Rule 144 (except as part of such Public Equity Offering), during the 90-day period beginning on the closing date of any such Public Equity Offering (which period shall be 180 days in the case of the Company's initial Public Equity Offering), to the extent timely notified in writing by the Company or such managing underwriter or underwriters. In the event that the Company is not otherwise in compliance with the provisions of this Agreement at the time the Holders receive any notice pursuant to this
Section 7(f), the Holders shall not be required to comply with this Section 7(f). In addition, the provisions of this Section 7(f) shall not apply to any Holder of Registrable Securities if such Holder is prevented by applicable statute or regulation from entering into any such agreement; provided, that any such Holder shall undertake not to effect any public sale or distribution of any Registrable Securities commencing on the closing date of any such Public Equity Offering unless it has provided 45 days' prior written notice of such sale or distribution to the managing underwriter or underwriters.

SECTION 8. REGISTRATION EXPENSES.

         The Company shall pay all Registration Expenses.

SECTION 9. INDEMNIFICATION.

         (a) The Company agrees to indemnify and hold harmless each Holder, its directors, officers and each Person, if any, who controls such Holder (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act), from and against any and all losses, claims, damages, liabilities, judgments, (including without limitation, any reasonable legal or other reasonable expenses incurred in connection with investigating or defending any matter, including any action that could give rise to any such losses, claims, damages, liabilities or judgments) caused by any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, preliminary prospectus or Prospectus (or any amendment or supplement thereto) provided by the Company to any Holder or any prospective purchaser of Registrable Securities, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by an untrue statement or omission or alleged untrue statement or omission that is based upon information relating to any of the Holders furnished in writing to the Company by any of the Holders.

         (b) Each Holder of Registrable Securities agrees, severally and not jointly, to indemnify and hold harmless the Company, and its directors and officers, and each person, if any, who controls (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) the Company to the same extent as the foregoing indemnity from the Company set forth in section (a) above, but only with reference to information relating to such Holder furnished in writing to the Company by such Holder expressly for use in any Registration Statement. In no event shall any Holder, its directors, officers or any Person who controls such Holder be liable or responsible for any amount in excess of the amount by which the total amount received by such Holder with respect to its sale of Registrable Securities pursuant to a Registration Statement exceeds (i) the amount paid by such Holder for such Registrable Securities and (ii) the amount of any damages that such Holder, its directors, officers or any Person who controls such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

         (c) In case any action shall be commenced involving any person in respect of which indemnity may be sought pursuant to Section 9(a) or 9(b) (the "INDEMNIFIED PARTY"), the indemnified party shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PERSON") in writing and the indemnifying party shall assume the defense of such action, including the employment of counsel reasonably satisfactory to the indemnified party and the payment of all fees and expenses of such counsel, as incurred (except that in the case of any action in respect of which indemnity may be sought pursuant to both Sections 9(a) and 9(b), a Holder shall not be required to assume the defense of such action pursuant to this Section 9(c), but may employ separate counsel and participate in the defense thereof, but the fees and expenses of such counsel, except as provided below, shall be at the expense of the Holder). Any indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the indemnified party unless (i) the employment of such counsel shall have been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party shall have failed to assume the defense of such action or employ counsel reasonably satisfactory to the indemnified party, (iii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party, and the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party) or (iv) there exists an actual Conflict of interest between original counsel and such indemnified party. In any such case, the indemnifying party shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all indemnified parties and all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by a majority of the Holders, in the case of the parties indemnified pursuant to
Section 9(a), and by the Company, in the case of parties indemnified pursuant to
Section 9(b). The indemnifying party shall indemnify and hold harmless the indemnified party from and against any and all losses, claims, damages, liabilities and judgments by reason of any settlement of any action (i) effected with its prior written consent or (ii) effected without its prior written consent if the settlement is entered into more than twenty business days after the indemnifying party shall have received a request from the indemnified party for reimbursement for the fees and expenses of counsel (in any case where such fees and expenses are at the expense of the indemnifying party) and, prior to the date of such settlement, the indemnifying party shall have failed to comply with such reimbursement request. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action in respect of which the indemnified party is or could have been a party and indemnity or contribution may be or could have been sought hereunder by the indemnified party, unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability on claims that are or could have been the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the indemnified party.

         (d) To the extent that the indemnification provided for in this Section 9is unavailable to an indemnified party in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Holders, on the other hand, from their sale of Registrable Securities or (ii) if the allocation provided by clause 9(d)(i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 9d)(i) above but also the relative fault of the Company, on the one hand, and of the Holder, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative fault of the Company, on the one hand, and of the Holder, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or by the Holder, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and judgments referred to above shall be deemed to include, subject to the limitations set forth in the second paragraph of Section 9(a), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

         The Company and each Holder agree that it would not be just and equitable if contribution pursuant to this Section 9(d) were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any matter, including any action that could have given rise to such losses, claims, damages, liabilities or judgments. Notwithstanding the provisions of this Section 8, no Holder, its directors, its officers or any Person, if any, who controls such Holder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the total received by such Holder with respect to the sale of Registrable Securities pursuant to a Registration Statement exceeds (i) the amount paid by such Holder for such Registrable Securities and (ii) the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holders' obligations to contribute pursuant to this Section 9(c) are several in proportion to the respective principal amount of Registrable Securities held by each Holder hereunder and not joint.

SECTION 10. RULE 144A AND RULE 144.

         The Company agrees with each Holder, for so long as any Registrable Securities remain outstanding and during any period in which the Company (i) is not subject to Section 13 or 15(d) of the Exchange Act, to make available, upon request of any Holder, to such Holder or beneficial owner of Registrable Securities in connection with any sale thereof and any prospective purchaser of such Registrable Securities designated by such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Act in order to permit resales of such Registrable Securities pursuant to Rule 144A, and (ii) is subject to
Section 13 or 15(d) of the Exchange Act, to make all filings required thereby in a timely manner in order to permit resales of such Registrable Securities pursuant to Rule 144.

SECTION 11. MISCELLANEOUS.

         (a) Remedies. The Company acknowledges and agrees that any failure by the Company to comply with its obligations under Sections 5 and 6 hereof may result in material irreparable injury to the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the any Holder may obtain such relief as may be required to specifically enforce the Company's obligations under Sections 5 and 6 hereof. The Company further agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

         (b) No Inconsistent Agreements. The Company will not on or after the date of this Agreement enter into or amend any agreement with respect to its securities that conflicts with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof. Except as disclosed in the Offering Memorandum, the Company has not previously entered into any agreement granting any registration rights of its securities to any Person, and the rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's securities under any other agreement in effect on the date hereof.

         (c) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of Holders of a majority of the outstanding Registrable Securities (excluding Registrable Securities held by the Company or its Affiliates). Notwithstanding the foregoing, a waiver or consent to departure from the provisions hereof that relates exclusively to the rights of Holders of Registrable Securities whose securities are being sold pursuant to a Registration Statement and that does not affect directly or indirectly the rights of other Holders whose Registrable Securities are not being sold pursuant to a Registration Statement may be given by the Holders of at least a majority of the Registrable Securities being sold.

         (d) Third Party Beneficiary. The Holders shall be third party beneficiaries to the agreements made hereunder between the Company, on the one hand, and the Initial Purchaser, on the other hand, and shall have the right to enforce such agreements directly to the extent they may deem such enforcement necessary or advisable to protect its rights or the rights of Holders hereunder.

         (e) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telex, telecopier, or air courier guaranteeing overnight delivery:

                  (i) if to a Holder, at the address set forth on the records of the Registrar under the Indenture, with a copy to the Registrar under the Indenture; and

                  (ii) if to the Company:

                       Instron Corporation
                       c/o Kirtland Capital Partners
                       2550 SOM Center Road
                       Willoughby Hills, Ohio  44094
                       Attention:  Thomas N. Littman

                       With a copy to:

                       Jones, Day, Reavis & Pogue
                       901 Lakeside Avenue
                       Cleveland, Ohio  44114
                       Attention:  Christopher M. Kelly, Esq.


         All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

         Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Warrant Agent at the address specified in the Warrant Agreement.

         (f) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders; provided, that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms hereof or of the Purchase Agreement or the Warrant Agreement. If any transferee of any Holder shall acquire Registrable Securities in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement, including the restrictions on resale set forth in this Agreement and, if applicable, the Purchase Agreement, and such Person shall be entitled to receive the benefits hereof.

         (g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         (h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         (i) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAW RULES THEREOF.

         (j) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

         (k) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted with respect to the Registrable Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

                            [SIGNATURE PAGE FOLLOWS]

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                               INSTRON CORPORATION



                               By: /s/ John R. Barrett
                                  ------------------------------------
                                  Name: John R. Barrett
                                  Title: Treasurer








DONALDSON, LUFKIN & JENRETTE
   SECURITIES CORPORATION


By: /s/ William Wilson
   -------------------------------------
   Name:  William Wilson
   Title:  Vice President